Exhibiti 99.01

FOR IMMEDIATE RELEASE

Contacts:               ESG Re Limited

Alasdair Davis

Chief Executive Officer

Tel:  +353 1 6750200

e-mail: alasdair.davis@esg-world.com

OR

ESG Re Limited

Alice Russell

Investor Relations

Tel:  +353 86 819 2945

e-mail:  alice.russell@esre.ie

DELISTING DUE TO UNTIMELY 10-Q FILING

HAMILTON, BERMUDA, February 3, 2003 – ESG Re Limited (Nasdaq: ESREE) announced today that they have been informed by the Nasdaq Listing Qualifications Panel that the Company’s securities will be delisted from The Nasdaq Stock Market effective with the opening of business on Tuesday, February 4, 2003.  The reason given for this decision is the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended September 30, 2002.  In addition, the Panel cited as a reason for its delisting decision, the Company’s failure to file any of the amendments to previously filed reports under the Securities Exchange Act of 1934, as amended, for any of the anticipated restatements of certain information in its financial statements.  The Company continues to work with its auditors, BDO International, to complete and file the quarterly report on Form 10-Q and any required restatements to its previously filed reports.

A Current Report on Form 8-K will be filed as soon as practicable regarding NASDAQ’s decision to delist the Company’s securities.